UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on August 1, 2011 (the “Original 8-K”) by Agilysys, Inc. (the “Company”) solely for the purpose of disclosing the Company’s Board of Director’s determination with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend the Original 8-K in any other respect. The rules of the Securities and Exchange Commission require this information to be disclosed on a Form 8-K/A to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original 8-K, at the Company’s annual meeting of shareholders on July 28, 2011, the option to hold future advisory votes on the compensation of the Company’s named executive officers annually received a majority of the votes cast at the meeting, as recommended by the Company’s Board of Directors. As a result, the Board currently intends to hold such advisory vote annually.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kyle C. Badger
Kyle C. Badger
Vice President, General Counsel and Secretary

Date: November 18, 2011